UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]   Definitive Information Statement

SUNRISE MINING CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
               0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

Sunrise Mining Corporation
1108 W. Valley Blvd., Suite 6-399
Alhambra, CA 91803
(626) 407-2618

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record as of February 14, 2008, 2008 (the "Record Date") of Sunrise Mining Corporation (the "Company"), a Nevada corporation, in connection with the following action taken by written consent of the holders of a majority of the issued and outstanding shares of our common stock and preferred stock entitled to vote on the following proposal:

          (1)  To amend our Articles of Incorporation to change our name to Sunrise Holdings Limited, or such similar name as may be determined by the Board of Directors.

       SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 14, 2008 SHALL BE ENTITLED TO RECEIPT OF THIS INFORMATION STATEMENT.

                    BY ORDER OF THE BOARD OF DIRECTORS,

_________________________, 2008                                                                                   /s/ Xuguang Sun
                            Xuguang Sun, Chief Executive Officer, President and Chairman

Sunrise Mining Corporation
1108 W. Valley Blvd., Suite 6-399
Alhambra, CA 91803

INFORMATION STATEMENT FOR SHAREHOLDERS

     The Board of Directors of Sunrise Mining Corporation, a Nevada corporation (the "Company") is furnishing this Information Statement to its shareholders in connection with a majority action of shareholders of the Company to be taken by the Company in connection with the change of the name of the Company.

     The action approved by the holders of a majority of outstanding voting shares of the Company is the approval of a change in the Company's name to "Sunrise Holdings Limited" or such similar name as determined by the Board of Directors.

     The above matter has been previously approved by the holders of approximately 98.1% of the issued and outstanding voting shares of the Company’s voting common stock and preferred stock in accordance with Nevada corporate law.  However, under federal law this proposal will not be effected until at least 20 days after this Information Statement has first been sent to the Company’s shareholders.

     This Information Statement is first being mailed to shareholders on ________________, 2008.

TABLE OF CONTENTS

                                                                                                    Page No.

QUESTIONS AND ANSWERS	5

VOTING SECURITIES	5

GENERAL INFORMATION	6

General Information concerning the Company	6
Outstanding Shares and Voting Rights	6
Approval of the Name Change	6
Record Date	6
Expenses of Information Statement	6

AMENDMENT TO ARTICLES OF INCORPORATION	6

AVAILABLE INFORMATION	6

QUESTIONS AND ANSWERS

Q:   What am I being asked to approve?

A:  You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting common stock and preferred stock of the Company have already agreed to approve:

        - a change in the name of the Company to "Sunrise Holdings Limited," or such similar name as determined by the Board of Directors; and

Q:  Why have the Board of Directors and a majority of the shareholders agreed to approve these actions?

A:  The Board of Directors and the majority of shareholders of the Company believed that it was and is in the best interest of the Company to change its corporate name to Sunrise
       Holdings Limited because the operations of the Company are expected to diversify and extended beyond mining operations.  It is expected that the operations of the Company will be more diversified and expanded in the future and therefore a new corporate name is appropriate.

Q:   Who can help answer my questioons?

A:  If you have any questions regarding the matters discussed in this information statement or if you would like additional copies of this information statement, you should call Sunrise
      Mining Corporation's office at (626) 4072618.

VOTING SECURITIES

    Our Articles of Incorporation authorize the issuance of 190,000,000 shares of Common Stock, $0.001 par value per share, of which 81,185,090 shares are issued and outstanding as of February 14, 2008, the Record Date.  Each outstanding share of common stock is entitled to one vote. Only shareholders of record at the close of business on the Record Date are entitled to notice. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights.  The holder of the 10,000,000 shares of the outstanding preferred stock of the Company have approved of the amendment to the Articles of Incorporation, and each share of preferred stock is entitled to 20 votes.  Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-time, from funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

    Section 78.320 of the Nevada Revised Statutes (NRS 78.320), permits stockholders to approve certain actions by written consent without the necessity of a shareholders meeting. Certain shareholders, including officers and directors, owning approximately 98.1% of the outstanding shares, have approved, by written consent, the actions described in this Information Statement.

GENERAL INFORMATION

General Information Concerning the Company

     Sunrise Mining Corporation (the "Company") is a Nevada corporation formed on October 25, 2005.  The Company is a public company whose securities are quoted on the over-the-counter Electronic Bulletin Board under the symbol "SUIP."

Approval of the Name Change

     The proposed change of the Company's name to "Sunrise Holdings Limited," or such similar name as determined by the Board of Directors, is intended to convey more clearly a sense of the Company's business.  Approval of the name change requires the affirmative consent of at least a majority of the outstanding shares of Common Stock and Preferred Stock of the Company.  Shareholders holding a total of voting shares of Common Stock and Preferred Stock, representing approximately 98.1% of the outstanding voting shares of the Company, have already given such consent.

Record Date

    The close of business February 14, 2008, has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Dissenters' Rights of Appraisal

    The Nevada corporate law does not provide any dissenters' rights with respect to the matter contemplated in this Information Statement.  Therefore, no dissenter's rights of appraisal will be given in connection with these actions.

Expenses of Information Statement

    The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock and Preferred Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

    AMENDMENT TO ARTICLES OF INCORPORATION

The only proposal approved by a majority of the voting shares of stock of the Company was the amendent to the Articles of Incorporation of the Company to change its corporate name to "Sunrise Holdings Limted" or similar name as determined by the Board of Directors of the Company.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected without charge at the Public Reference Room maintained by the U.S. Securities and Exchange Commission (the "Commission") at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov.  Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

                          By Order of the Board of Directors of

                                                                 SUNRISE MINING CORPORATION

                                                                 By  /s/ Xuguang Sun
                                                                                  Xuguang Sun, Chief Executive Officer, President and Chairman